Exhibit 77Q1A

EX-99.B-77Q1(a)

SUB-ITEM 77Q1(a): Material amendments to the registrant’s charter or by-laws.

IVY FUNDS

Schedule A to the Agreement and Declaration of Trust, amended October 3, 2016, was filed with the Securities and Exchange Commission by EDGAR on September 30, 2016 in Post-Effective Amendment No. 117 to the Registration Statement on Form N-1A, and is incorporated by reference herein.

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Schedule A to the Agreement and Declaration of Trust, amended January 10, 2017, was filed with the Securities and Exchange Commission by EDGAR on January 9, 2017 in Post-Effective Amendment No. 121 to the Registration Statement on Form N-1A, and is incorporated by reference herein.

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Supplement dated March 2, 2017 to the

Ivy Funds Prospectus

dated January 31, 2017

as supplemented February 22, 2017

Effective April 3, 2017, the Prospectus is amended to reflect the following name changes:

•	The name of Ivy Emerging Markets Local Currency Debt Fund is changed to Ivy Pictet Emerging Markets Local Currency Debt Fund

•	The name of Ivy Targeted Return Bond Fund is changed to Ivy Pictet Targeted Return Bond Fund